UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2021

THERALINK TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52218	20-2590810
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

15000 W. 6th Ave., #400

Golden, CO 80401

(Address of principal executive offices)

(888) 585-4923

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement

On July 30, 2021, Theralink Technologies, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with an investor to purchase an aggregate amount of 500 shares of a newly created Series F Convertible Preferred Stock of the Company (the “Series F Preferred”) and accompanying warrant (the “Warrant”) for an aggregate investment amount of $1,000,000. Our new Series F Preferred Stock has a stated value of $2,000 per share and shall accrue, on a monthly basis in arrears, dividends at the rate of 8% per annum on the stated value. The dividends shall be paid monthly at the option of the holder of the Series F Preferred in either cash or shares of common stock of the Company. The number of shares of common stock issuable upon conversion of the Series F Preferred is determined by dividing the stated value of the number of shares being converted, plus any accrued and unpaid dividends, by the lesser of: (i) $0.00313 and (ii) 75% of the average closing price of the Company’s common stock during the prior five trading days; provided, however, the conversion price shall never be less than $0.0016.

In addition, the investor was issued a Warrant to purchase an amount of common stock equal to 20% of the shares of common stock issuable upon conversion of the Series F Preferred at an exercise price of $0.00313 per share (subject to adjustment as provided therein) until July 30, 2026. The Warrants are exercisable for cash at any time.

The foregoing description of the SPA, Series F Preferred and Warrant does not purport to be complete, and is qualified in its entirety by reference to Exhibits 10.1, 3.1 and 4.1 hereto, which are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

Information concerning the Company’s issuance of the Series F Preferred and Warrant pursuant to the SPA set forth in Item 1.01 above is incorporated herein by reference.

The Series F Preferred, Warrant and the shares issuable upon the conversion of the Series F Preferred or the exercise of the Warrant are not registered under the Securities Act of the 1933, as amended (the “Securities Act”), or any state securities laws. The Company has relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and/or Rule 506 of Regulation D thereunder. In connection with the Investor’s execution of the SPA, the Investor represented to the Company that he is an “accredited investor” as defined in Regulation D of the Securities Act and that the securities being purchased by him are being acquired solely for his own account and for investment purposes and not with a view to the future sale or distribution.

Item 5.03	Amendments to Articles of Incorporation or Bylaws

As discussed in Items 1.01 above, the Company designated a new class of preferred stock, the Series F Preferred. The rights and preferences of this new class of stock is discussed in Items 1.01 above, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Designation for Series F Convertible Preferred Stock
4.1	Common Stock Purchase Warrant, issued July 30, 2021
10.1	Securities Purchase Agreement, dated July 30, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERALINK TECHNOLOGIES, INC.

		By:	/s/ Thomas Chilcott
		Name:	Thomas Chilcott
		Title:	Chief Financial Officer

Date:	August 6, 2021